Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Dividend Advantage Municipal Fund 2
333-71922
811-10551

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

<c> Common and MuniPreferred shares voting  together as a class
  MuniPreferred shares voting  together as a class
To approve the elimination of the Fund s fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             2,115,265
                       781
   Against
                183,595
                         14
   Abstain
                  74,283
                           3
   Broker Non-Votes
                605,509
                          -
      Total
             2,978,652
                       798



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
             2,122,549
                       783
   Against
                179,108
                         14
   Abstain
                  71,486
                           1
   Broker Non-Votes
                605,509
                          -
      Total
             2,978,652
                       798



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052335.